CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to use of our report dated March 21, 2002 included in this Form 10-K. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2001 or performed any audit procedures subsequent to the date of our report.


                              /s/ Arthur Andersen LLP
                              -----------------------
                              Arthur Andersen LLP


New York, New York
March 26, 2002